POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Kirsten O'Donnell, Jordan Thompson, Alexandria Crist, and Rachel Bresnahan, each acting individually and signing singly, as the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of Owlet, Inc. (the “Company”), any Forms 3, 4 and 5 (the “Section 16 Forms”), any Form 13-H (the “Large Trader Forms”), and any Form 144, including any amendments thereto; and any Form ID or other applications for EDGAR access and account management required by Regulation S-T to file such Forms electronically; (2) act as an Account Administrator and/or User on the EDGAR Next dashboard for the undersigned, and to perform all account management activities including, but not limited to, the annual confirmation of authority, the management of delegated entities, and the updating of account credentials; (3) do and perform any and all acts necessary or desirable to complete the execution and timely filing of such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (4) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. The undersigned acknowledges that the SEC requires electronic requests for EDGAR account access be authenticated and hereby confirms the authenticity of any such request or account update submitted by the foregoing attorneys-in-fact on the undersigned's behalf. The undersigned hereby grants full power and authority to do and perform every act requisite, necessary, or proper to be done in the exercise of any of the foregoing powers as fully as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the foregoing Forms with respect to the Company's securities, unless earlier revoked by the undersigned in a signed written instrument delivered to the Company's General Counsel. From and after the date hereof, this Power of Attorney supersedes and revokes any and all prior powers of attorney granted by the undersigned with respect to the subject matter hereof. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date set forth below. Signature: /s/ Kurt Workman Print Name: Kurt Workman Title: President and Chief Executive Officer Date: 05/06/2026